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Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 6, 2004 relating to the consolidated financial statements of Cellegy Pharmaceuticals, Inc. as of December 31, 2003 and for the year ended December 31, 2003, which appears in Cellegy Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                      /s/ PricewaterhouseCoopers LLP

San Jose, California
September 3, 2004

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  Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM